Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ADC/LGC Wireless, Inc. 2007 Stock Plan of our reports dated December 17, 2007, with respect to the consolidated financial statements and schedule of ADC Telecommunications, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2007, and internal control over financial reporting of ADC Telecommunications, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
December 17, 2007